Exhibit 99.1

Company contacts:

Steve Shattuck	Bob Blair
Public Relations	Investor Relations
949.672.7817	949.672.7834
steve.shattuck@wdc.com	robert.blair@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q4 REVENUE OF $1.9 BILLION AND
NET INCOME OF $196 MILLION, OR $0.86 PER SHARE
Full-Year Revenue Totals $7.5 Billion, Net Income of $2.08 Per Share
LAKE FOREST, Calif. — Jul. 28, 2009 — Western Digital Corp. (NYSE: WDC) today reported financial results for its fiscal year 2009 and fourth quarter ended July 3, 2009.
     For fiscal year 2009, the company posted revenue of $7.5 billion, net income of $470 million, or $2.08 per share, compared to $8.1 billion in revenue, and net income of $867 million, or $3.84 per share for the prior year. The 2009 net income amount included a $14 million in-process research and development charge related to the acquisition of SiliconSystems Inc., $112 million of restructuring charges, an $18 million gain on the sale of assets from the company’s media substrate manufacturing facility in Sarawak, Malaysia and $4 million of tax benefits associated with the restructuring charges. Excluding these amounts, the 2009 non-GAAP net income was $574 million, or $2.54 per share.1 The 2008 net income amount included net charges of $60 million for taxes related to the license of intellectual property to subsidiaries and $49 million for acquired in-process research and development related to the

[1]	2009 GAAP and non-GAAP earnings per share are calculated using 226 million diluted shares.

WD Announces Q4 Revenue of $1.9 Billion and
Net Income of $196 Million, or $0.86 Per Share

acquisition of Komag Inc. Excluding these amounts, 2008 non-GAAP net income was $976 million, or $4.32 per share.2
     For the fourth quarter, revenue totaled $1.9 billion, on shipments of 40 million hard drives and net income of $196 million, or $0.86 per share. The fourth quarter results include $5 million of income from favorable settlements of restructuring accruals and the $18 million gain on the sale of assets from the company’s media substrate manufacturing facility. Excluding these amounts, fourth quarter non-GAAP net income was $173 million, or $0.76 per share.3 In the year-ago fourth quarter, the company posted revenue of $2.0 billion on unit shipments of 35.2 million hard drives, net income of $213 million, and earnings per share of $0.94.
     The company generated $349 million in cash from operations during the June quarter, ending with total cash and cash equivalents of $1.8 billion.
     Throughout fiscal 2009, WD demonstrated increasing returns on its investments in technology, product breadth and production capability, with consistent delivery of compelling first-to-market products. The company maintained its momentum as the industry’s leading innovator with the announcement yesterday of another industry first — the 1 TB My Passport™ Essential™ SE external storage device which utilizes the company’s new, industry leading, WD Scorpio® Blue™ 2.5-inch hard drives with 333 GB/platter technology.
     “In a challenging time for the worldwide economy and the hard drive industry, WD maintained profitability and stayed cash flow positive throughout the fiscal year,” said John Coyne, president and chief executive officer. “Our fiscal 2009 and June quarter results demonstrate customers’ ongoing preference for WD products based on their exceptional quality,

[2]	2008 GAAP and non-GAAP earnings per share are calculated using 226 million diluted shares.

[3]	Fourth-quarter 2009 GAAP and non-GAAP earnings per share are calculated using 227 million diluted shares.

WD Announces Q4 Revenue of $1.9 Billion and
Net Income of $196 Million, or $0.86 Per Share

reliability and availability, as well as the continued effectiveness of the WD business model and the passion, nimbleness and capabilities of the WD team. In the June quarter, we responded promptly to capitalize on unexpected market upside in each of our served markets to produce financial results that significantly exceeded expectations, and included a return to our targeted gross margin and operating expense model parameters.”
     The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The call will be accessible live and on an archived basis via the link below:

Audio Webcast:	www.westerndigital.com/investor Click on “Conference Calls”

Telephone Replay:	888-568-0383 (toll-free) +1-203-369-3915 (international)
About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its advanced technologies are configured into applications for client and enterprise computing, embedded systems and consumer electronics, as well as its own consumer storage and media products.
     WD was founded in 1970. The company’s storage products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital® and WD

WD Announces Q4 Revenue of $1.9 Billion and
Net Income of $196 Million, or $0.86 Per Share

brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains forward-looking statements concerning WD’s gross margin and operating expense model. The foregoing forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: the impact of current negative global economic conditions; supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; changes in the availability and cost of commodity materials and specialized product components that WD does not make internally; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on April 24, 2009, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
###
Western Digital, WD, the WD logo and WD Scorpio are registered trademarks, and My Passport, Essential and Blue are trademarks, of Western Digital Technologies, Inc. in the U.S. and other countries. As used for storage capacity, one megabyte (MB) = one million bytes, one gigabyte (GB) = one billion bytes, and one terabyte (TB) = one trillion bytes. Total accessible capacity varies depending on operating environment.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Jul. 3,	Jun. 27,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$1,794	$1,104
Accounts receivable, net	926	1,010
Inventories	376	456
Other	134	161

Total current assets	3,230	2,731
Property and equipment, net	1,584	1,668
Goodwill	139	116
Other intangible assets, net	89	81
Other assets	249	279

Total assets	$5,291	$4,875

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,101	$1,181
Accrued expenses	247	266
Accrued warranty	95	90
Current portion of long-term debt	82	27

Total current liabilities	1,525	1,564
Long-term debt	400	482
Other liabilities	174	133

Total liabilities	2,099	2,179
Shareholders’ equity	3,192	2,696

Total liabilities and shareholders’ equity	$5,291	$4,875

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Years Ended
	Jul. 3,	Jun. 27,	Jul. 3,	Jun. 27,
	2009	2008	2009	2008

Revenue, net	$1,928	$1,993	$7,453	$8,074
Cost of revenue	1,558	1,568	6,116	6,335

Gross margin	370	425	1,337	1,739

Operating expenses:
Research and development	132	128	509	464
Selling, general and administrative	52	56	201	220
Acquired in-process research and development	—	—	14	49
Restructuring and other, net	(23)	—	94	—

Total operating expenses	161	184	818	733

Operating income	209	241	519	1,006
Net interest and other	(2)	(4)	(18)	(25)

Income before income taxes	207	237	501	981
Income tax provision	11	24	31	114

Net income	$196	$213	$470	$867

Net income per common share:

Basic	$0.88	$0.96	$2.12	$3.92

Diluted	$0.86	$0.94	$2.08	$3.84

Common shares used in computing per share amounts:

Basic	223	222	222	221

Diluted	227	227	226	226

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Years Ended
	Jul. 3,	Jun. 27,	Jul. 3,	Jun. 27,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$196	$213	$470	$867
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	122	113	479	413
Stock-based compensation	13	10	47	37
Deferred income taxes	31	(78)	24	(2)
Loss on investments	—	2	10	13
Non-cash portion of restructuring and other, net	(18)	—	63	—
Acquired in-process research and development	—	—	14	49
Changes in operating assets and liabilities	5	(31)	198	22

Net cash provided by operating activities	349	229	1,305	1,399

Cash flows from investing activities
Acquisitions, net of cash acquired	(19)	(2)	(63)	(927)
Purchases of property and equipment	(111)	(146)	(519)	(615)
Proceeds from sale of property and equipment	29	—	29	—
Investments, net	1	—	2	221

Net cash used in investing activities	(100)	(148)	(551)	(1,321)

Cash flows from financing activities
Issuance of stock under employee stock plans, net	14	21	23	60
Increase (decrease) in excess tax benefits from employee stock plans	(28)	89	(24)	89
Repurchases of common stock	—	—	(36)	(60)
Acquisition-related debt, net	—	—	—	250
Repayment of long-term debt	(20)	(4)	(27)	(13)

Net cash provided by (used in) financing activities	(34)	106	(64)	326

Net increase in cash and cash equivalents	215	187	690	404
Cash and cash equivalents, beginning of period	1,579	917	1,104	700

Cash and cash equivalents, end of period	$1,794	$1,104	$1,794	$1,104